UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 11, 2005

RELM Wireless Corporation

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-07336	59-34862971
(Commission File Number)	(IRS Employer Identification No.)

7100 Technology Drive, West Melbourne, FL	32904
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (321) 984-1414

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

RELM Corporation 1997 Stock Option Plan (the “Plan”)

At the 2005 annual meeting of stockholders held on May 11, 2005, our stockholders approved an amendment to the Plan to increase the number of shares of common stock reserved for issuance under the Plan to 1,750,000 from 1,500,000.

The Plan and a summary of its terms are set forth in our definitive proxy statement for the 2005 annual meeting of stockholders held on May 11, 2005, which was filed with the Securities and Exchange Commission on April 8, 2005, and are incorporated herein by reference.

Director Compensation (1996 Non-Employee Director Stock Option Plan (the “Director Plan”))

At the annual meeting of our board of directors held on May 11, 2005, following our 2005 annual meeting of stockholders, each non-employee director was awarded under the Director Plan the annual grant of stock options to purchase 5,000 shares of our common stock at an exercise price of $2.10 per share. The form of non-employee director option agreement, including vesting and termination provisions, pursuant to which such awards were made is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits.

(c)

Exhibits.

Exhibit Number	Description

99.1	Form of Non-Employee Director Option Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RELM WIRELESS CORPORATION
(Registrant)

	By:	/s/WILLIAM P. KELLY
Date: May 16, 2005		William P. Kelly Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

99.1	Form of Non-Employee Director Option Agreement